Exhibit 23.1

N. Blumenfrucht CPA PC
1040 East 22nd Street
Brooklyn New York 11210
Tel.- 718-692-2743
Fax -718-692-2203

DATED:  November 13,  2007

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington DC 20549

Re: VGTel, Inc.
- Form SB-2 Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2/A  Registration Statement - dated  November 13, 2007 of the following:

1. Our report to the Board of Directors of VGTel, Inc. (formerly NYN International LLC.)  dated August 1, 2007 as of  March 31, 2007 and 2006, and the related statements of operations and cash flows for the years ended March 31, 2007 and 2006 and for the periods July 27, 2004 (inception)  through March 31, 2007

2. In addition, we also consent to the reference to our firm as experts in accounting and auditing included in this Registration Statement.

Yours truly,

November 13,  2007
/s/ N. Blumenfrucht CPA PC